UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 22, 2025
BOXLIGHT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900
Duluth, Georgia 30097
(Address Of Principal Executive Offices) (Zip Code)
678-367-0809
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or formed address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of July 22, 2025, Boxlight Corporation (the “Company”) appointed Brian D. Lane to serve as the Interim Chief Financial Officer of the Company.

Mr. Lane, 63, is a CFO Partner at SeatonHill Partners, LP (“SeatonHill”). SeatonHill is a national strategic CFO services firm with CFO Partners located in 27 cities across 21 states, and Mr. Lane joined the firm in May 2025. Mr. Lane served as chief financial officer of Visioneering Technologies, Inc., a publicly traded medical device company, from July 2018 to November 2024. He also served as chief financial officer with OnePath, a private equity-owned services firm that designs, deploys and supports technology. Previously, Mr. Lane served as controller of PRGX, a global recovery audit and business analytics firm, and held senior financial positions at several other companies in the financial services, franchise and manufacturing industries. Mr. Lane began his career with Ernst & Young LLP. He earned his Bachelor of Business Administration from the University of Georgia, where he graduated Magna Cum Laude, and is a Certified Public Accountant (CPA).

Mr. Lane’s appointment as interim CFO was made pursuant to an engagement letter (the “Engagement Letter”) entered into between the Company and SeatonHill on July 11, 2025. The Engagement Letter may be terminated by either party at any time without cause by giving thirty days advance notice to the other party. Under the terms of the Engagement Letter, the Company has agreed that, other than in connection with the Engagement Letter or another SeatonHill agreement, the Company will not employ Mr. Lane or engage Mr. Lane as an independent contractor during the term of the Engagement Letter and for the 12-month period following the termination or expiration of the Engagement Letter.

Under the terms of the Engagement Letter, during his service at the Company, Mr. Lane will continue to be employed by SeatonHill and will not receive any compensation directly from the Company or participate in any of the Company’s employee benefit plans. The Company will instead pay SeatonHill an hourly rate of $275 per hour for the services provided by Mr. Lane, plus a 3% administrative fee, which covers ancillary administrative costs such as technology, communication, and supplies, as well as provide reimbursement for travel and other reasonable out-of-pocket expenses.

A copy of the Engagement Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Engagement Letter.

Mr. Lane has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K, other than through his employment with SeatonHill.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Engagement Letter between the Company and SeatonHill Partners, LP , dated as of July 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

Dated:	July 28, 2025
By: /s/ Dale W. Strang
Name: Dale W. Strang
Title: Chief Executive Officer